Exhibit 99.1
Cardlytics Announces Preliminary Fourth Quarter 2019 Financial Results
Company to Participate in an Upcoming Investor Conference
Atlanta, GA - January 13, 2020 - Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that makes marketing more relevant and measurable, today announced preliminary financial results for the fourth quarter ended December 31, 2019 in advance of participating in an upcoming investor conference.
Preliminary Results for the Fourth Quarter 2019

•	Total revenue is expected to be between $68.5 million and $69.5 million.

•	Total billings is expected to be between $99.0 million and $101.0 million.
A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
Scott Grimes, CEO & Co-Founder of Cardlytics commented: "We experienced strong growth in 2019, as illustrated by a meaningful acceleration in the back half of the year. We are pleased with the incremental budget expansions that contributed to our revenue performance in the fourth quarter, which is expected to be above our prior guidance. As our partnership with Wells Fargo continues to execute against the phased launch, we expect our FI MAU growth to continue in 2020."
The foregoing expected results are preliminary and are subject to change based on the completion of the Company’s quarter-end review process. These preliminary financial results include calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s auditors. The definition of FI MAUs is included below under the caption “Other Performance Metrics.”
ICR Conference
Scott Grimes, CEO & Co-Founder of Cardlytics will present at the ICR Conference today, Monday, January 13, 2020, at 3:30 p.m. Eastern Time. A live audio webcast of the event will be available on the Cardlytics Investor Relations website at http://ir.cardlytics.com/. After the event, an archive of the webcast will also be available for a limited time on the Cardlytics Investor Relations website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our preliminary financial results for the fourth quarter of 2019 and our expected future growth of FI MAUs in 2020. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; our ability to successfully implement Cardlytics Direct for Wells Fargo Bank, National Association (“Wells Fargo”) customers and maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features, and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 12, 2019 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present billings, a non-GAAP measure of financial performance, as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented billings as a non-GAAP financial measure in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented.

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in millions)

Q4 2019 Preliminary Results
Revenue	$68.5 - $69.5
Plus:
Consumer Incentives	$29.5 - $32.5
Billings	$99.0 - $101.0

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com